UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 11, 2015 (June 9, 2015)

THC FARMACEUTICALS, INC.
formerly, City Media, Inc.
(Exact name of registrant as specified in its charter)

UTAH
(State or other jurisdiction of incorporation)

000-54754
(Commission File No.)

7170 E. McDonald Dr., Suite 3
Scottsdale, AZ 85253
(Address of principal executive offices and Zip Code)

5635 N. Scottsdale Road
Scottsdale, Arizona   85250
 (Former Address of principal executive offices and Zip Code if change since last report)

(480) 725-9060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2015, we entered into an Asset Purchase Agreement with Rocky Mountain Ayre, Inc., a Delaware corporation ("RMTN"), wherein RMTN agreed to purchase the domain name hempcoin.com; 1,500,000,000 hempcoins; and, all intellectual property associated with hempcoin.com, hempcoin purse, and hempcoin crypto currency, including copyrights, trademarks and patents, whether registered or unregistered, statutory or common law (and any rights to claim or register such intellectual property) in consideration of 8,745,000 restricted shares of RMTN common stock. RMTN has agreed to issue an additional 500,000,000 shares of RMTN common stock which will be held by RMTN as backing for the hempcoin crypto currency.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Agreement with Rocky Mountain Ayre, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of June, 2015.

THC FARMACEUTICALS, INC.

BY:	ERIC MILLER
Eric Miller, President